Exhibit 4.2

AMENDMENT NO. 1 TO SECTION 382 RIGHTS AGREEMENT

Amendment No. 1, dated as of February 26, 2015 (this “Amendment”), to the Section 382 Rights Agreement, dated as of February 27, 2012 (the “Rights Agreement”), by and between The Howard Hughes Corporation (the “Company”) and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”).

RECITALS

A.            Pursuant to Section 27 of the Rights Agreement, prior to the time at which the Rights cease to be redeemable, and subject to the third to last sentence of Section 27 of the Rights Agreement, the Company may in its sole and absolute discretion, and the Rights Agent will if the Company so directs, supplement or amend any provision of the Rights Agreement in any respect in accordance with the provisions of such Section.

B.            The Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to amend the Rights Agreement as set forth in this Amendment.

C.            The Rights are currently redeemable, and pursuant to the terms of the Rights Agreement and in accordance with Section 27 of the Rights Agreement, the Company has directed that the Rights Agreement be amended as set forth in this Amendment, and hereby directs the Rights Agent to execute this Amendment.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth in the Rights Agreement and in this Amendment, the parties hereto hereby amend the Rights Agreement as follows:

1.             Section 1(x) of the Rights Agreement is hereby amended and restated in its entirety as follows:

“(x)         “Expiration Date” means the earliest of (i) the Close of Business on the sixth anniversary of the Record Date, (ii) the time at which the Rights are redeemed as provided in Section 23, (iii) the time at which all exercisable Rights are exchanged as provided in Section 24, (iv) the Close of Business on the effective date of the repeal of Section 382 of the Code or any successor or replacement provision if the Board of Directors of the Company determines that this Agreement is no longer necessary for the preservation of Tax Benefits, (v) the Close of Business on the first day of a taxable year of the Company to which the Board of Directors of the Company determines that no Tax Benefits may be carried forward, and (vi) the Close of Business on the first Business Day following the certification of the voting results of the Company’s 2015 annual meeting of stockholders, if Stockholder Approval has not been obtained prior to such date.”

2.             Section 1(yy) of the Rights Agreement is hereby amended and restated in its entirety as follows:

“(yy)       “Stockholder Approval” means the approval of Amendment No. 1, dated as of February 26, 2015 (the “Amendment”), to this Agreement by the affirmative vote of the holders of a majority of the voting power of the outstanding Common Shares of the Company present in person or represented by proxy at a duly called meeting of stockholders of the Company (or any adjournment or postponement thereof) and entitled to vote on a proposal to approve the Amendment.”

3.             Exhibits B and C to the Rights Agreement are deemed amended in a manner consistent with this Amendment.

4.             Capitalized terms used without other definition in this Amendment are used as defined in the Rights Agreement.

5.             This Amendment will be deemed to be a contract made under the internal substantive laws of the State of Delaware and for all purposes will be governed by and construed in accordance with the internal substantive laws of such State applicable to contracts to be made and performed entirely within such State.

6.             The Rights Agreement will not otherwise be supplemented or amended by virtue of this Amendment, but will remain in full force and effect.

7.             This Amendment may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument.  A signature to this Agreement transmitted electronically will have the same authority, effect and enforceability as an original signature.

8.             This Amendment will be effective as of the date first above written and all references to the Rights Agreement will, from and after such time, be deemed to be references to the Rights Agreement as amended hereby.

9.             The undersigned officer of the Company, being duly authorized on behalf of the Company, hereby certifies in his or her capacity as an officer on behalf of the Company to the Rights Agent that this Amendment is in compliance with the terms of Section 27 of the Rights Agreement.

10.          By its execution and delivery hereof, the Company directs the Rights Agent to execute this Amendment.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

THE HOWARD HUGHES CORPORATION

By:	/s/ Grant Herlitz
	Name:	Grant Herlitz
	Title:	President

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Dennis V. Moccia
	Name:	Dennis V. Moccia
	Title:	Manager, Contract Administration

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